UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2015

AUDIOEYE, INC.

DELAWARE	333-17743	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director. Effective November 9, 2015, Christine Griffin, age 60, was elected to the Board of Directors (the “Board”) of AudioEye, Inc. (the “Company”) to fill an existing vacancy.

Since 2013, Ms. Griffin has been the Executive Director of the Disability Law Center, a position which she held previously from 1996 to 2005. She is also currently a member of the board of directors of the American Association of People with Disabilities (AAPD) and a member of the Massachusetts Developmental Disabilities Council.

From 2011 to 2013, Ms. Griffin served as the Assistant Secretary for Disability Policies and Programs for the Massachusetts Executive Office of Health and Human Services.  She was responsible for overseeing the Department of Developmental Services, the Massachusetts Rehabilitation Commission, the Massachusetts Commission for the Blind, the Massachusetts Commission for the Deaf and Hard of Hearing, and the Soldiers' Homes in Chelsea and Holyoke. Additionally, she had cross-Secretariat responsibility for disability-related policies and programs.

From 2010 to 2011, she was Deputy Director of the U.S. Office of Personnel Management, and was responsible for the federal agencies implementation of President Obama's Executive Order on Increasing Employment of Individuals with Disabilities in the Federal Workforce, planned and implemented the first federal hiring event for people with disabilities and oversaw the creation of a newly established Government-wide Diversity and Inclusion Office.

From 2006 to 2010, as a Commissioner on the Equal Employment Opportunity Commission, she oversaw the development of enforcement policies and planned and presided over public EEOC hearings and investigations of federal employee complaints. She also established the LEAD (Leadership for Employment of Americans with Disabilities) Initiative, a national outreach and education campaign to address the declining number of federal employees with severe disabilities.

Ms. Griffin served on active duty in the United States Army from 1974 until 1977.

She holds a law degree from Boston College and earned her undergraduate degree from the Massachusetts Maritime Academy.

The Board of Directors believes that Ms. Griffin should serve as a director of the Company because of her executive, financial and business experience as described above.

Item 8.01	Other Events

On November 13, 2015, the Company issued a press release with respect to the election of Ms. Griffin as a director of the Company.

Item 9.01	Exhibits

Exhibit 99.1 Press Release dated November 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2015		AUDIOEYE, INC.

	By:	/s/ Sean Bradley
Sean Bradley, President

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release dated November 13, 2015.